Exhibit 99.1

Hologic Announces Financial Results for Third Quarter of Fiscal 2020

— Revenue of $822.9 Million Declines 3.5% due to Cynosure Divestiture, 3.1% in Constant Currency —

— Organic Revenue Increases 7.7%, 8.1% in Constant Currency, as Strong Sales of COVID Tests Offset Declines in Other Businesses —

— Company Posts GAAP Diluted EPS of $0.53, Non-GAAP Diluted EPS of $0.75 —

MARLBOROUGH, Mass.--(BUSINESS WIRE)--July 29, 2020--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal third quarter ended June 27, 2020.

“Our strong third quarter financial results reflect the incredible contributions the Hologic team is making in the fight against the COVID-19 pandemic, and demonstrate the value of our unique set of businesses in a time of great macroeconomic uncertainty,” said Steve MacMillan, Hologic’s Chairman, President and Chief Executive Officer. “I’m so proud of the incredible teamwork and work ethic that brought our two tests to market quickly, increased production capacity significantly, and installed an unprecedented number of new Panther® instruments to help our laboratory customers deliver test results when and where they are needed. Inspired by our purpose of enabling healthier lives, our team knocked down barriers by the day to deliver way beyond what we could even imagine.”

Recent Highlights

  Revenue declined 3.5% for the quarter, or 3.1% in constant currency, due to the inclusion of revenue from the divested Cynosure business in the prior year period. Excluding material acquisitions and divestitures, organic revenue growth in the third quarter was 7.7%, or 8.1% in constant currency.
  Molecular Diagnostics revenue of $460.3 million increased 169.3%, or 170.3% in constant currency, far exceeding internal expectations based on strong demand for the Company’s two SARS-CoV-2 assays that run on the Panther® and Panther Fusion® systems.
  The Breast Health division launched the SuperSonic™ MACH 40 ultrasound system in the United States, expanding its suite of ultrasound technologies with its first premium, cart-based system.
  Cash flow from operations was $223 million in the third quarter. Based on this strong cash flow, the Company repaid $250 million of debt under its revolving credit facility.

Key financial results for the fiscal third quarter are shown in the table below.

	GAAP			Non-GAAP
	Q3’20	Q3’19	Change Increase (Decrease)	Q3’20	Q3’19	Change Increase (Decrease)
Revenues	$822.9	$852.4	(3.5%)	$822.9	$852.4	(3.5%)
Gross Margin	56.6%	52.2%	440 bps	64.7%	61.6%	310 bps
Operating Expenses	$275.1	$299.5	(8.1%)	$261.1	$276.4	(5.5%)
Operating Margin	23.2%	17.0%	620 bps	33.0%	29.2%	380 bps
Net Margin	16.6%	11.0%	560 bps	23.7%	20.1%	360 bps
Diluted EPS	$0.53	$0.35	51.4%	$0.75	$0.63	19.0%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period. Organic revenue is on a constant currency basis, and excludes the divested Blood Screening and Cynosure Medical Aesthetics businesses, as well as the acquired SSI business.

Revenue Detail

			Increase (Decrease)
$ in millions	Q3’20	Q3’19	Global Reported Change	Global Constant Currency Change	US Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology & Perinatal	$64.1	$120.3	(46.7%)	(46.3%)	(48.6%)	(43.1%)	(41.9%)
Molecular Diagnostics	$460.3	$170.9	169.3%	170.3%	182.4%	114.0%	118.6%
Blood Screening	$7.8	$14.2	(45.1%)	(45.3%)	(45.3%)	N/A	N/A
Total Diagnostics	$532.2	$305.4	74.3%	74.9%	90.0%	25.5%	28.1%
Excluding Blood	$524.4	$291.2	80.1%	80.8%	98.8%	25.5%	28.1%

Breast Health
Breast Imaging	$193.2	$270.0	(28.4%)	(28.1%)	(32.2%)	(14.0%)	(12.5%)
Interventional Breast Solutions	$30.8	$55.4	(44.4%)	(44.3%)	(46.7%)	(32.4%)	(31.0%)
Total Breast Health	$224.0	$325.4	(31.2%)	(30.9%)	(34.8%)	(16.5%)	(15.0%)
Excluding SSI	$220.1	$325.4	(32.4%)	(32.1%)	(35.0%)	(21.9%)	(20.4%)

Medical Aesthetics*	$0.0	$85.0	N/A	N/A	N/A	N/A	N/A

GYN Surgical	$51.5	$112.2	(54.1%)	(53.9%)	(54.7%)	(51.5%)	(50.1%)

Skeletal Health	$15.2	$24.4	(37.7%)	(37.3%)	(41.6%)	(31.5%)	(30.2%)

Total	$822.9	$852.4	(3.5%)	(3.1%)	2.9%	(22.8%)	(21.2%)
Excluding divested Blood and Aesthetics businesses	$815.1	$753.2	8.2%	8.7%	11.3%	(2.7%)	(0.7%)
Excluding divestitures and SSI acquisition (organic)	$811.2	$753.2	7.7%	8.1%	11.2%	(4.7%)	(2.8%)

* Hologic completed the divestiture of its Cynosure Medical Aesthetics business on December 30, 2019.

Other Financial Highlights

  U.S. revenue of $660.8 million increased 2.9%. International revenue of $162.1 million decreased 22.8%, or 21.2% in constant currency. Organically, U.S. revenue of $652.6 million increased 11.2%, while international revenue of $158.6 million decreased 4.7%, or 2.8% in constant currency.
  GAAP gross margin of 56.6% increased 440 basis points, and non-GAAP gross margin of 64.7% increased 310 basis points. The increases were due primarily to sales of SARS-CoV-2 tests and the divestiture of the lower-margin Cynosure business, partially offset by lower sales in Hologic’s other divisions as a result of the COVID-19 pandemic.
  GAAP operating margin of 23.2% increased 620 basis points, and non-GAAP operating margin of 33.0% increased 380 basis points, primarily due to sales of SARS-CoV-2 tests and the divestiture of Cynosure.
  The Company’s effective tax rate was 19.0% on a GAAP basis, and 22.75% on a non-GAAP basis.
  GAAP net income attributable to Hologic of $137.9 million increased 46.9%. Non-GAAP net income attributable to Hologic of $194.7 million increased 13.5%. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $299.0 million, an increase of 8.2%.
  GAAP diluted EPS attributable to Hologic of $0.53 increased 51.4%. Non-GAAP diluted EPS attributable to Hologic of $0.75 increased 19.0%.
  Total debt outstanding at the end of the third quarter was $3.3 billion. The Company ended the quarter with cash and equivalents of $744.2 million, and a net leverage ratio (net debt over adjusted EBITDA) of 2.4 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 12.8% increased 30 basis points compared to the prior year period.

Financial Guidance for the Fourth Quarter of Fiscal 2020

“Strong demand for our COVID tests and the ongoing recovery of our other divisions are enabling us to provide guidance for the fourth quarter of fiscal 2020,” said Karleen Oberton, Hologic’s Chief Financial Officer. “But because our business environment remains highly fluid and unpredictable, we are providing wider guidance ranges than usual.”

Hologic’s financial guidance for the fourth quarter of fiscal 2020 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 22.75%, and diluted shares outstanding of approximately 265 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2020 as in fiscal 2019. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2020. Organic revenue guidance is on a constant currency basis, and excludes the divested Blood Screening and Cynosure Medical Aesthetics businesses, as well as the acquired SSI business.

Guidance for the Fourth Quarter of Fiscal 2020
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)

Q4 2020
Revenue	$925 - $1,025	6.8% to 18.4%	6.7% - 18.3%	17.4% - 30.3%
GAAP EPS	$0.73 - $0.93	386.7% - 520.0%
Non-GAAP EPS	$0.95 - $1.15	46.2% - 76.9%

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net margin; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value and adjustments to contingent consideration; (iv) restructuring and divestiture charges and facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (v) expenses related to its divested Cynosure business incurred subsequent to the disposition date primarily related to indemnification provisions for legal and tax matters (vi) transaction related expenses for divestitures and acquisitions; (vii) third-party expenses incurred related to implementing the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts and foreign currency option contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impact of tax reform and other one-time impacts related to tax planning and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines organic revenue to exclude the divested Blood Screening and Cynosure businesses, and the acquired SSI business.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the third quarter of fiscal 2020. Approximately 10 minutes before the call, dial 800-263-0877 (in the U.S. and Canada) or +1 323-794-2094 (international) and enter access code 3113758. A replay will be available approximately two hours after the call ends through Friday, August 21, 2020. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 3113758, PIN 7018. The Company will also provide a live webcast of the call at investors.hologic.com

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the severity and duration of the COVID-19 pandemic and its impact on the U.S. healthcare system, the U.S. economy and worldwide economy; the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic; continued demand for the Company’s COVID-19 TMA assay; the Company’s ability to manufacture, on a scale necessary to meet demand, its COVID-19 TMA assay as well as the Panther systems on which the assay runs; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Nine Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenues:
Product	$701.6	$704.0	$2,024.5	$2,054.8
Service and other	121.3	148.4	405.0	446.6
Total revenues	822.9	852.4	2,429.5	2,501.4

Cost of revenues:
Product	225.1	235.8	685.9	700.8
Amortization of acquired intangible assets	62.9	78.6	189.4	239.9
Impairment of intangible assets and equipment	—	—	25.8	374.6
Service and other	68.8	93.2	232.7	264.7

Gross profit	466.1	444.8	1,295.7	921.4

Operating expenses:
Research and development	55.1	61.4	165.5	171.8
Selling and marketing	103.5	143.6	359.0	423.1
General and administrative	105.3	79.9	260.3	248.5
Amortization of acquired intangible assets	10.2	11.9	29.5	40.1
Impairment of intangible assets and equipment	—	—	4.4	69.2
Restructuring and divestiture charges	1.0	2.7	4.8	6.0
Total operating expenses	275.1	299.5	823.5	958.7

Income (loss) from operations	191.0	145.3	472.2	(37.3)
Interest income	0.5	1.2	4.0	3.3
Interest expense	(27.4)	(35.1)	(91.5)	(106.0)
Debt extinguishment loss	—	—	—	(0.8)
Other income, net	4.3	2.9	0.1	5.8

Income (loss) before income taxes	168.4	114.3	384.8	(135.0)
Provision (benefit) for income taxes	32.0	20.4	(232.1)	(54.9)

Net income (loss)	$136.4	$93.9	$616.9	$(80.1)

Net loss attributable to noncontrolling interest	(1.5)	—	(3.4)	—
Net income (loss) attributable to Hologic	137.9	93.9	620.3	(80.1)

Net income (loss) per common share attributable to Hologic:
Basic	$0.53	$0.35	$2.35	$(0.30)
Diluted	$0.53	$0.35	$2.34	$(0.30)

Weighted average number of shares outstanding:
Basic	259,870	268,932	263,667	269,586
Diluted	261,047	270,789	265,092	269,586

HOLOGIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	June 27, 2020	September 28, 2019
ASSETS

Current assets:
Cash and cash equivalents	$744.2	$601.8
Accounts receivable, net	728.0	648.7
Inventories	413.6	444.9
Other current assets	97.0	97.7
Total current assets	1,982.8	1,793.1

Property, plant and equipment, net	456.2	470.9
Goodwill and intangible assets, net	3,845.4	4,023.5
Other assets	518.7	154.6
Total assets	$6,803.1	$6,442.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$565.5	$271.4
Accounts payable and accrued liabilities	605.1	619.2
Deferred revenue	175.1	179.5
Total current liabilities	1,345.7	1,070.1

Long-term debt, net of current portion	2,731.3	2,783.6
Deferred income taxes	214.1	275.3
Other long-term liabilities	253.4	197.4
Total Hologic stockholders' equity	2,255.1	2,115.7
Noncontrolling interest	3.5	—
Total liabilities and stockholders’ equity	$6,803.1	$6,442.1

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)

	Nine Months Ended
	June 27, 2020	June 29, 2019
OPERATING ACTIVITIES
Net income (loss)	$616.9	$(80.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	62.8	69.7
Amortization of acquired intangibles	218.9	280.0
Stock-based compensation expense	53.7	48.5
Deferred income taxes	(63.3)	(194.8)
Asset impairment charges	30.2	443.8
Other adjustments and non-cash items	23.6	24.3
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(130.5)	(9.7)
Inventories	(48.0)	(81.7)
Prepaid income taxes	(10.6)	(11.5)
Prepaid expenses and other assets	(290.0)	(11.8)
Accounts payable	(55.1)	(30.9)
Accrued expenses and other liabilities	40.5	(47.9)
Deferred revenue	5.5	3.9
Net cash provided by operating activities	454.6	401.8
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(43.2)	(109.4)
Net proceeds from sale of business	142.7	—
Capital expenditures	(53.2)	(37.8)
Increase in equipment under customer usage agreements	(44.9)	(39.9)
Purchase of cost-method investment	—	(3.0)
Purchase of insurance contracts	(2.4)	—
Purchase of intellectual property	—	(4.5)
Other activity	(2.7)	(5.3)
Net cash used in investing activities	(3.7)	(199.9)
FINANCING ACTIVITIES
Proceeds from long-term debt	—	1,500.0
Repayment of long-term debt	(28.1)	(1,462.5)
Proceeds from revolving credit line	750.0	480.0
Repayments under revolving credit line	(250.0)	(780.0)
Proceeds from accounts receivable securitization agreement	16.0	43.0
Repayments under accounts receivable securitization agreement	(250.0)	(34.0)
Purchase of non-controlling interest	(1.8)	—
Payment of deferred acquisition consideration	(24.3)	(2.6)
Payment of acquired long-term debt	(8.3)	(2.5)
Payment of debt issuance costs	—	(2.7)
Purchase of interest rate caps	—	(1.5)
Payment to repurchase common stock pursuant to ASR agreement	(205.0)	—
Repurchase of common stock	(348.4)	(200.1)
Proceeds from issuance of common stock pursuant to employee stock plans	54.7	35.9
Payment of minimum tax withholdings on net share settlements of equity awards	(12.6)	(12.4)
Payments under finance lease obligations	(1.2)	(1.3)
Net cash used in financing activities	(309.0)	(440.7)
Effect of exchange rate changes on cash and cash equivalents	0.5	—
Net increase (decrease) in cash and cash equivalents	142.4	(238.8)
Cash and cash equivalents, beginning of period	601.8	666.7
Cash and cash equivalents, end of period	$744.2	$427.9

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited) (In millions, except earnings per share and margin percentages)

	Three Months Ended		Nine Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019

Gross Profit:
GAAP gross profit	$466.1	$444.8	$1,295.7	$921.4
Adjustments:
Amortization of acquired intangible assets (1)	62.9	78.6	189.4	239.9
Impairment of intangible assets and equipment (9)	—	—	25.8	374.6
Incremental depreciation expense (2)	—	0.1	—	0.3
Integration/consolidation costs (8)	0.2	—	0.7	—
Fair value write-up of acquired inventory sold (12)	3.1	1.8	5.3	5.4
Non-GAAP gross profit	$532.3	$525.3	$1,516.9	$1,541.6

Gross Margin Percentage:
GAAP gross margin percentage	56.6%	52.2%	53.3%	36.8%
Impact of adjustments above	8.1%	9.4%	9.1%	24.8%
Non-GAAP gross margin percentage	64.7%	61.6%	62.4%	61.6%

Operating Expenses:
GAAP operating expenses	$275.1	$299.5	$823.5	$958.7
Adjustments:
Amortization of acquired intangible assets (1)	(10.2)	(11.9)	(29.5)	(40.1)
Impairment of intangible assets and equipment (9)	—	—	(4.4)	(69.2)
Incremental depreciation expense (2)	—	(0.3)	—	(1.0)
Transaction expenses (3)	(0.7)	(1.9)	(4.1)	(3.2)
Acquisition related adjustments (4)	—	—	3.8	—
Contingent consideration adjustments (6)	—	—	(0.4)	—
Litigation settlements (7)	—	—	(0.7)	(4.5)
Integration/consolidation costs (8)	(1.2)	(1.8)	(7.8)	(6.3)
Additional Cynosure related expenses (20)	(0.9)	—	(2.7)	—
Restructuring charges (8)	(1.0)	(2.7)	(4.8)	(6.0)
Purchased research and development asset charges (21)	—	(4.5)	—	(4.5)
Non-GAAP operating expenses	$261.1	$276.4	$772.9	$823.9

Operating Margin:
GAAP income (loss) from operations	$191.0	$145.3	$472.2	$(37.3)
Adjustments to gross profit as detailed above	66.2	80.5	221.2	620.2
Adjustments to operating expenses as detailed above	14.0	23.1	50.6	134.8
Non-GAAP income from operations	$271.2	$248.9	$744.0	$717.7

Operating Margin Percentage:
GAAP income (loss) from operations margin percentage	23.2%	17.0%	19.4%	(1.5)%
Impact of adjustments above	9.8%	12.2%	11.2%	30.2%
Non-GAAP operating margin percentage	33.0%	29.2%	30.6%	28.7%

Interest Expense:
GAAP interest expense	$27.4	$35.1	$91.5	$106.0
Adjustments:
Debt transaction costs (17)	—	—	—	(0.8)
Non-GAAP interest expense	$27.4	$35.1	$91.5	$105.2

Pre-Tax Income (Loss):
GAAP pre-tax income (loss)	$168.4	$114.3	$384.8	$(135.0)
Adjustments to pre-tax earnings as detailed above	80.2	103.6	271.8	755.8
Debt extinguishment loss (5)	—	—	—	0.8
Gain from SSI (16)	—	—	(1.5)	—
Unrealized losses (gains) on forward foreign currency contracts (10)	2.0	2.1	1.2	0.1
Other (18)	—	—	0.5	(0.8)
Non-GAAP pre-tax income	$250.6	$220.0	$656.8	$620.9

Net Income (loss) Attributable to Hologic:
GAAP net income (loss)	$136.4	$93.9	$616.9	$(80.1)
Adjustments:
Amortization of acquired intangible assets (1)	73.1	90.5	218.9	280.0
Restructuring, integration/consolidation, Cynosure-related and transaction expenses (2) (3) (8) (20)	4.0	6.4	20.1	15.5
Incremental depreciation expense (2)	—	0.4	—	1.3
Impairment of intangible assets and equipment (9)	—	—	30.2	443.8
Purchased research and development asset charges (21)	—	4.5	—	4.5
Debt related expenses (5) (17)	—	—	—	1.6
Acquisition related adjustments (4) (6) (12)	3.1	1.8	1.9	5.4
Litigation settlements (7)	—	—	0.7	4.5
Gain from SSI (16)	—	—	(1.5)	—
Non-operating charges (10) (18)	2.0	2.1	1.8	(0.7)
Discrete impact of tax reform (11)	—	—	—	5.0
Tax effect of internal reorganization (15)	—	—	—	(19.2)
Discrete tax benefit from sale of Cynosure (19)	(1.9)	—	(312.8)	—
Income tax effect of reconciling items (13)	(23.1)	(28.0)	(68.9)	(177.3)
Non-GAAP net income	$193.6	$171.6	$507.3	$484.3
Net loss attributable to non-controlling interest	(1.1)	—	(2.2)	—
Net income attributable to Hologic	$194.7	$171.6	$509.5	$484.3

Net Income (loss) Percentage:
GAAP net income (loss) percentage	16.6%	11.0%	25.4%	(3.2)%
Impact of adjustments above	7.1%	9.1%	(4.4)%	22.6%
Non-GAAP net income attributable to Hologic percentage	23.7%	20.1%	21.0%	19.4%

Earnings Per Share Attributable to Hologic:
GAAP income (loss) per share - Diluted	$0.53	$0.35	$2.34	$(0.30)
Adjustment to net income (loss) (as detailed above)	0.22	0.28	(0.42)	2.08
Non-GAAP earnings per share – diluted (14)	$0.75	$0.63	$1.92	$1.78

Adjusted EBITDA:
Non-GAAP net income	$194.7	$171.6	$509.5	$484.3
Interest expense, net, not adjusted above	26.9	33.9	87.5	101.9
Provision for income taxes	57.0	48.4	149.4	136.6
Depreciation expense, not adjusted above	20.4	22.5	62.8	68.5
Adjusted EBITDA	$299.0	$276.4	$809.2	$791.3

Explanatory Notes to Reconciliations:
(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition.
(3)

To reflect expenses with third parties related to acquisitions and divestitures typically incurred prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(4)	To reflect an adjustment for the final Faxitron hold-back payment and an adjustment to reduce certain acquired accruals.
(5)	To reflect debt extinguishment losses primarily from refinancing the Company's Credit Agreement.
(6)	To reflect an adjustment to the estimated contingent consideration liability related to the Faxitron acquisition, which was payable based upon Faxitron meeting defined revenue growth metrics.
(7)	To reflect the Company's settlements of litigation. In 2019, the settlements were with Enzo and Fujifilm in the second quarter of FY19.
(8)

To reflect restructuring and divestiture charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees.

(9)

For 2020, to reflect recording the Cynosure business to fair value based upon meeting the assets-held-for-sale criteria in the first quarter of fiscal 2020 due to executing an agreement to sell the business. For 2019, to reflect an intangible asset and equipment impairment charge aggregating $443.8 million related to the Medical Aesthetics reportable segment, which was comprised solely of the Cynosure business, in the second quarter of fiscal 2019. The Company identified impairment indicators in the second quarter of fiscal 2019 and determined the undiscounted cash flows of the asset group were not sufficient to recover the carrying value of the asset group. As such, the Company determined the fair value of the asset group and recorded an impairment charge for the difference between its fair value and carrying value.

(10)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency and option contracts, which do not qualify for hedge accounting.
(11)

To reflect the discrete impact of tax reform to the provision for income taxes for the nine months ended June 29, 2019. The benefit reduction of $5.0 million was primarily related to credit utilization limitations and executive compensation deduction disallowances.

(12)

To reflect the fair value step up of inventory sold during the period related to the SuperSonic Imagine and Health Beacons acquisitions in 2020 and the Focal and Faxitron acquisitions in fiscal 2019, respectively.

(13)	To reflect an estimated annual effective tax rate of 22.75% and 22.0% for fiscal 2020 and fiscal 2019, respectively.
(14)

Non-GAAP earnings per share was calculated based on 261,047 and 265,092 weighted average diluted shares outstanding for the three and nine months ended June 27, 2020, respectively and 270,789 and 271,354 for the three and nine months ended June 29, 2019, respectively.

(15)	To reflect a discrete tax benefit recorded in the nine months ended June 29, 2019 from the adjustment of the Company's current and deferred tax accounts related to an internal restructuring.
(16)	To reflect an adjustment to remeasure the Company's initial investment in SuperSonic Imagine pursuant to U.S. GAAP for purchase accounting.
(17)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of fiscal 2019 refinancing’s of the Company's Credit Agreement.
(18)	To reflect non-operating gain and charges for the sale of securities and other items not representative of the Company's core business.
(19)	To reflect a discrete tax benefit from the sale of Cynosure
(20)	To reflect additional expenses incurred related to the Cynosure disposition and indemnification provisions for legal and tax matters that existed as of the date of disposition.
(21)	To reflect the purchase of intellectual property to be used in research and development that have no future alternative use.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range
	Quarter Ending September 26, 2020
	Low	High
GAAP Net Income Per Share	0.73	0.93
Amortization of acquired intangible assets	0.28	0.28
Restructuring, integration, and other charges	0.02	0.02
Intangible asset and equipment impairment charges	—	—
Discrete tax benefit from outside basis difference	—	—
Tax impact of exclusions	(0.08)	(0.08)
Non-GAAP Net Income Per Share	0.95	1.15
Trailing Twelve Months ended June 27, 2020
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income attributable to Hologic	$684.6
Non-GAAP provision for income taxes	196.1
Non-GAAP interest expense	126.3
Non-GAAP other income	(6.1)
Adjusted net operating profit before tax	$1,000.9
Non-GAAP average effective tax rate (1)	22.3%
Adjusted net operating profit after tax	$777.3

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	$3,175.2
Less: Average cash and cash equivalents	(586.0)
Average net debt	$2,589.2
Average stockholders’ equity (3)	$3,461.2
Average net debt plus average stockholders’ equity	$6,050.4

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus average stockholders’ equity)	12.8%
(1)	ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended September 28, 2019 was 21.05% and the nine months ended June 27, 2020 was 22.75%.
(2)	Calculated using the average of the balances as of June 27, 2020 and June 29, 2019.
(3)

Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019 and the impairment of intangible assets and equipment of $30.2 million in fiscal 2020. The impact of the intangible asset impairment charges is reflected net of tax.

As of
June 27, 2020
Net Leverage Ratio:

Total principal debt	$3,321.8
Total cash	(744.2)
Net principal debt, as adjusted	$2,577.6
EBITDA for the last four quarters	$1,086.9
Net Leverage Ratio	2.4
Other Supplemental Information:
	Three Months Ended		Nine Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019

Geographic Revenues
U.S.	80.3%	75.4%	76.9%	75.1%
Europe	12.4%	11.3%	13.3%	12.0%
Asia-Pacific	5.3%	8.9%	6.4%	8.4%
Rest of World	2.0%	4.4%	3.4%	4.5%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Contacts

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588
Michael.watts@hologic.com